GENERAL TERMS AND CONDITIONS
                             OF CREDIT ARRANGEMENTS


                         Investment Services - New York

                                       UBS
                            Union Bank of Switzerland


I.       Purpose of this Agreement.

(a) General. This Agreement sets forth terms and conditions applicable to (i) any loan (a "Loan") made or to be made to the undersigned (the "Customer") by Union Bank of Switzerland, New York Branch (the "Bank"), (ii) any letter of credit (a "Letter of Credit") to be issued by the Bank at the request of the Customer, whether or not the Customer is identified therein as the account party, and (iii) any other Obligation (as defined below) of the Customer to the Bank. Schedule I hereto, as amended from time to time (which is hereby incorporated herein and made a part of this Agreement), sets forth the amount, if any, of any line of credit made available to the Customer by the Bank and certain other terms applicable hereunder. Except as otherwise explicitly stated in such Schedule, such line of credit shall be uncommitted, and accordingly the Bank may in its absolute discretion at any time decline to make any Loan to the Customer or issue any Letter of Credit at the request of the Customer notwithstanding any other provision or circumstance that may otherwise appear inconsistent with such absolute discretion. Except as otherwise explicitly stated in such Schedule, any such line of credit may be terminated or reduced by the Bank at any time.

(b) Scope of Agreement. Unless expressly agreed in writing by the Bank to the contrary, all of the provisions of this Agreement shall apply to each Loan, each Letter of Credit, and any other Obligation as hereinafter defined, whether or not referred to on Schedule I hereto. The word "Obligations" herein means any and all indebtedness, obligations and liabilities of any kind, now or hereafter existing, of the Customer to the Bank, whether absolute or contingent and however arising or acquired by the Bank, including without limitation (i) the obligation to pay the principal, interest and other amounts described herein respecting any Loan, (ii) the obligation to reimburse the Bank for any drawing under any Letter of Credit and (iii) any guaranty by the Customer of the obligations of any other person or entity to the Bank.

II.      Relation to other Documents.

(a) Note. Any Loan or Loans made or to be made to the customer by the Bank shall be evidenced by a promissory note in substantially the form of Exhibit A hereto (the "Note"), which shall be dated the date hereof, signed by the Customer and received by the Bank before any such Loan will be made. The principal amount of each such Loan and each repayment thereof may be endorsed by the Bank on the schedule attached thereto, but any failure to make such an endorsement or any error in doing so shall not affect the obligations of the Customer hereunder or under the Note, which shall be absolute and unconditional.

(b) Loan Advices. The date and amount of each Loan made hereunder and the fixed rate or floating rate basis on which interest is to accrue hereon until maturity, as well as the maturity in the case of each Fixed Rate Loan (as defined in paragraph III(a), shall be set forth in a written loan advice to be delivered to the Customer by the Bank (a "Loan Advice"). Each Loan Advice shall be conclusive and binding upon the Customer, absent manifest error, unless the Customer otherwise notifies the Bank in writing no later than the close of business, New York City Time, on the business day on which the Loan Advice is received by the Customer, in the case of an asserted error in the rate of interest on a Fixed Rate Loan, or on the third business day thereafter in any other case.

III.     Loans.

(a) Types of Loans. The terms "Loans" as used herein means Fixed Rate Loans or Floating Rate Loans or both, as the context requires. "Fixed Rate Loans" are Loans made hereunder on which, pursuant to the related Loan Advice, interest is to accrue at a fixed rate for a fixed period. "Floating Rate Loans" are Loans made hereunder on which, pursuant to the related Loan Advice, interest is to accrue at floating rates related to the Base Rate, the Prime Rate or the Federal Funds Rate (as such terms are defined in paragraph V (a)), or any other rate agreed upon by the parties that may change from time to time.

(b) Manner of Funding. Unless otherwise agreed, all Loans shall be made by crediting the principal amount thereof to an account maintained by the Customer with the Bank.

(c) Maturity of Floating Rate Loans. All Floating Rate Loans are payable ON DEMAND, as to both principal and interest, in the Bank's absolute discretion, whether or not an Event of Default (as defined in paragraph III(d)) shall have occurred. This right to demand can be waived by the Bank only in writing expressly so stating. Any provision or circumstance that may otherwise appear inconsistent with this right shall not be interpreted as limiting the right in the absence of the Bank's express written agreement to the contrary.

(d) Maturity of Fixed Rate Loans; Acceleration in Certain Events. All Fixed Rate Loans shall mature, and shall be repaid in full, at the end of the term specified in the relevant Loan Advice. The Bank may, by notice to the Customer, declare all Fixed Rate Loans to be due and payable at any time at which any of the following events ("Events of Default") shall have occurred and be continuing:

     (i) the principal of or interest on any Loan or any other amount payable in respect of any Obligation shall not be paid when due;

     (ii) the aggregate Lending Value of the Collateral in which the Bank has a first priority, perfected security interest is determined by the Bank to be less than the Required Lending Value (the foregoing terms being used as defined in Article VI);

    (iii) the Customer shall fail to provide promptly such financial and other information as the Bank may reasonably request from time to time;

     (iv) the Customer shall fail to perform any other agreement set forth herein (including any covenant set forth on Schedule I hereto), or any representation or other statement of the Customer herein (including in Schedule I hereto) or in any other document delivered in connection with any Obligation shall prove to have been incorrect in any material respect when made or deemed made;

     (v) if the Customer is a natural person, the Customer shall die or shall be declared legally incompetent;

     (vi) any indebtedness of the Customer for borrowed money shall not have been paid when due, or any event or condition shall have caused such indebtedness to become, or shall have permitted the holder hereof to declare such indebtedness to be, due and payable prior to its stated maturity;

    (vii) any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that in the Bank's judgment could have a material adverse effect on the financial condition of the Customer or on the Customer's ability to perform the Customer's obligations hereunder, or that calls into question the validity or binding effect of any agreement of the Customer hereunder or under the Note; or

   (viii) the Customer makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for the Customer or any substantial part of the Customer's property, commences any proceeding relating to the Customer under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to the Customer or any substantial portion of its property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of 30 days;

provided that,  upon the occurrence of any Event of Default  described in clause
(v) or (viii)  above,  all  Fixed  Rate  Loans,  Floating  Rate  Loans and other
Obligations shall automatically become due and payable without any demand or other action by the Bank or any other person or entity.

(e) "Breakage" on Fixed Rate Loans. The Customer agrees promptly at the Bank's request to reimburse the Bank for any loss or cost which the Bank notifies the Customer has been incurred by the Bank as a result of any payment of the principal of a Fixed Rate Loan before the expiration of the fixed rate period, or the customer's failure to take any Fixed Rate Loan on the date agreed upon, including any such payment or failure resulting from the acceleration of the maturity of the Loan. Any written notice from the Bank as to the amount of such loss or cost shall be conclusive absent manifest error.

IV.      Letters of Credit.

(a) Applications; Commissions. The Customer may request that a Letter of Credit be issued by completing, executing and delivering to the Bank an application in such form as the Bank may specify from time to time. In the event of any inconsistency between this Agreement and any such application, this Agreement shall be controlling. The Customer agrees to pay to the Bank such commissions and other charges in respect of Letters of Credit as may be set forth on
Schedule I hereto or otherwise agreed upon by the Bank and the Customer from time to time.

(b) Reimbursement. The Customer shall reimburse to the Bank immediately upon demand the amount of any drawing under any Letter of Credit. Such reimbursement obligation of the Customer in respect of each Letter of Credit shall be unconditional and absolute notwithstanding, and neither the Bank nor any of its correspondents shall have any liability by reason of, (i) any draft, certificate, bill of lading or other document presented under or in connection with such Letter of Credit, including any instrument purporting to transfer or assign such Letter of Credit or any rights thereunder, proving to be forged, fraudulent, inaccurate or invalid in any respect, (ii) the existence of any claim, setoff or other rights which the Customer may have at any time against the beneficiary or any other person or entity, (iii) the failure of any drawing to conform to the terms of such Letter of Credit (provided that the Bank shall have acted in good faith and shall not have engaged in willful misconduct in connection therewith) or the misapplication of the proceeds thereof by the beneficiary or any other person or entity, (iv) any difference in character, quality, quantity, condition or value of the property purporting to be represented by bills of lading or other documents of title from that expressed in such documents, or (v) any other act, omission or circumstance that would, but for the provisions of this paragraph (b), constitute a legal or equitable discharge of any obligation of the Customer hereunder.

(c) Covenants Concerning Letters of Credit. The Customer agrees to obtain promptly any import, export or other license required in connection with property to which any Letter of Credit directly or indirectly relates, and agrees to comply with all applicable laws and regulations in regard to any shipment, warehousing or financing of any such property. The Customer agrees to protect, indemnify and hold harmless the Bank and its correspondents from and against all claims, actions, suits and other proceedings, and all losses, damages and costs (including fees and expenses of counsel) which the Bank or any of its correspondents may suffer or incur by reason of the issuance of any Letter of Credit or any act or omission in respect of any Letter of Credit, except to the extent resulting from the bad faith or willful misconduct of the party seeking indemnification.

(d) Event of Defaults. If an Event of Default occurs and is continuing, the Customer will, on demand by the Bank, pay to the Bank in cash an amount equal to the maximum amount that may at any time thereafter be drawn under all Letters of Credit, to be held by the Bank in such manner as the Bank may determine and applied to the Customer's reimbursement obligations hereunder (with any excess to be returned to the Customer, subject to Article VI hereof, upon expiration of all Letters of Credit and reimbursement in full of all amounts drawn thereunder.)

V.       Interest and Other Payments.

(a) Interest; Default Interest. The rate at which each Fixed Rate Loan shall bear interest, and the maturity of such Loan, will be specified in the relevant Loan Advice, Floating Rate Loans will bear interest on a daily basis as specified herein (including the related Loan Advices). Any Loan or other Obligation for which no interest has been stated in the relevant Loan Advice or other documentation shall, unless otherwise agreed by the parties in writing, bear interest at the same rates as, and for all purposes of this Agreement and the Note shall be treated as, a Floating Rate Loan. As used herein and in
Schedule I hereto, (i) the term "Prime Rate" means the rate per annum announced by the Bank in New York City as its "prime rate" from time to time, which rate shall be determined daily, (ii) the term "Federal Funds Rate" means the average rate per annum quoted to the Bank at 11:00 a.m. (New York City time) on each day for overnight Federal Funds transactions arranged by three New York Federal Funds brokers selected by the Bank, and (iii) the term "Base Rate" means the higher of the Prime Rate and a rate per annum 1% in excess of the Federal Funds Rate. All interest shall be computed on the basis of the number of days elapsed and a 360-day year. Unpaid interest accrued on each Loan shall be due at maturity and, prior thereto, monthly on the same day each month as the day of the month on which the applicable Loan was made, or on such other monthly basis as the Bank may specify by at least ten days' written notice to the Customer. Each repayment or prepayment of principal shall be accompanied by all accrued and unpaid interest thereon. Notwithstanding the preceding sentences of this paragraph, any principal, interest, fee or other Obligation (including reimbursement of any drawing under a Letter of Credit) not paid when due shall bear interest, payable on demand, at a floating rate per annum which is two percentage points above the Base Rate. Notwithstanding the foregoing, the Customer shall not be required to pay interest for any period at a rate exceeding the maximum rate permitted by law. If the amount of interest payable by the Customer for any period is reduced pursuant to the preceding sentence, the amount of interest payable for each succeeding period shall be increased to the maximum rate permitted by law until the amount of such reduction has been received by the Bank.

(b) Increased Costs. In the event that any change in applicable law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof subjects the Bank to any tax or charge of any kind whatsoever with respect to any Fixed Rate or Letter of Credit, or changes the basis of taxation of payments to the Bank in respect of any Fixed Rate Loan or Letter of Credit (except for changes in the rate of tax based solely on the overall net income of the Bank or Union Bank of Switzerland) or imposes, modifies or deems applicable any reserve or similar requirement against assets held by or deposits in or for the account of, or loans made or letters of credits issued by, the Bank, or imposes on the Bank, directly or indirectly, any other conditions affecting the cost of deposits obtained by the Bank, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Loan or of issuing or maintaining any Letter of Credit by an amount which the Bank deems to be material, then the Customer will pay to the Bank upon its demand the additional amount or amounts necessary to compensate the Bank for such costs. Any written notice from the Bank as to the amount of compensation due under this paragraph shall be conclusive absent manifest error.

(c) Capital Adequacy. If the adoption or effectiveness after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital in respect of this Agreement or any Loan or Letter of Credit to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance by an amount deemed by the Bank to be material, the Customer shall pay to the Bank, on demand, such additional amount or amounts as will compensate the Bank for such reduction. Any written notice from the Bank as to such additional amount or amounts shall be conclusive absent manifest error.

(d) Payments; Overdrafts; Business Days. All payments required to be made by the Customer hereunder shall be made in U.S. dollars immediately available to the Bank at its office at 299 Park Avenue, New York, New York. All such payments will be made to the Bank free and clear of any and all present and future taxes, levies, impost, duties, deductions, withholding, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank. If any such taxes or other charges are required to be withheld or deducted from any amount payable by the Customer under this Agreement, the amount so payable will be increased to the amount which, after deduction from such increased amount of all such taxes and other charges required to be withheld or deducted therefrom, will yield to the Bank the amount stated to be payable under this Agreement. If any such taxes or charges are paid by the Bank, the Customer will reimburse the Bank on demand for such payments, together with all interest and penalties which may be imposed by any governmental agency. The Bank shall have the right, but not the obligation, to effect payment of amounts owed by the Customer hereunder from time to time by debiting the same from any Account (as defined in Article VI(a)). Unless otherwise specified on Schedule I hereto, any overdraft in any Account shall be payable immediately and shall bear interest until paid in full at a floating rate per annum which is two percentage points above the Base Rate. The Bank may (but shall not be obligated to) transfer funds from any Account to cover an overdraft in any other Account. The Bank will provide the Customer with subsequent notice of any such overdraft and transfer. Any payment otherwise due hereunder on a day which is not a business day shall be paid on the next ensuing business day, with any interest computed to the day of payment. "Business day" wherever used herein shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close.

VI.      Security.

(a) Security Agreement. As security for the payment of all of the Obligations, the Customer hereby grants to the Bank a security interest in and lien upon the following (collectively referred to in this Agreement as the "Collateral"): (i) every deposit, portfolio management or custody account now or hereafter existing of the Customer with the Bank and the balance thereof and all assets credited thereto from time to time (collectively, the "Accounts"), including any such account balance or assets held by a custodian or sub-custodian for the Bank and any other present or future claim of the Customer with respect to any Account,
(ii) all money, instruments, securities, documents, credits, claims, demands and any other property, rights or interests of the Customer or in which the Customer has any interest, of any kind, tangible or intangible, which are ever in any Account or otherwise in the possession, custody or control of the Bank or anyone acting for the Bank for any purpose, (iii) any other assets identified as Collateral on Schedule I hereto or in which the Customer otherwise grants a security interest to the Bank and (iv) all interest and dividends on and proceeds, products and accessions of and to, and any property received or issuable in exchange for, any of the foregoing. The Bank shall be deemed to have possession of any property in transit to or set apart or held for it or any of its affiliates, agents, custodians, sub-custodians, associates or correspondents. Subject to paragraph (b) of this Article VI, the Customer may make substitutions in Collateral on not less than three business days' prior written notice to the Bank.

The Bank shall have with respect to the Collateral, in addition to any rights referred to herein, all the rights of a secured party under the Uniform
Commercial Code of New York. The Bank shall have the right (but not the obligation) (i) to hold any Collateral in its name, in the name of any custodian or subcustodian for the Bank or in the names of any nominee of any of such entities, and to require the Customer to transfer Collateral into any such name,
(ii) in its name or the name of the Customer to demand, sue for, collect and receive any money or property at any time due or payable on accounts of or in exchange for any Collateral, compromise or settle, extend the time of payment or alter the terms of payment of, any Collateral, and take any other action which the Bank deems necessary or appropriate in connection with any Collateral or its custody or preservation, all without notice to the Customer and without discharging any Obligation or incurring any liability to the Customer. Upon the occurrence of an Event of Default, the Bank may apply the Collateral to the Obligations in such order and in such manner as it may choose. The Bank shall have no obligations with respect to Collateral except to use reasonable care in the custody and preservation thereof to the extent required by law. With respect to any Collateral held by a custodian or sub-custodian for the Bank, the Bank's duty under the preceding sentence shall be limited to the use of reasonable care in the selection of such custodian or sub-custodian. The Customer, and not the Bank, shall be obligated to give any notice or take any other steps necessary to preserve rights against any other or prior party to any instrument. To the extent permitted by law, any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, transmitted by facsimile or hand delivered to the Customer at least three business days prior to the sale, disposition or other event giving rise to such notice requirement; provided that the Bank shall not be required to give any prior notice to the Customer in connection with the sale or other intended disposition of Collateral that is of a type customarily sold on a recognized market or threatens to decline speedily in value. Notwithstanding the realization by the Bank upon all of the Collateral, unless the Bank has proposed that it retain the Collateral in satisfaction of the Obligations and no written objection has been made thereto within the time specified in any applicable section of the New York Uniform Commercial Code, the Customer shall continue to be liable for any balance of the Obligations (including interest to the date of payment) which shall thereafter remain unpaid. For purposes of this Article VI, (i) the term "Bank" shall be deemed to refer to all offices of Union Bank of Switzerland and (ii) references to "Obligations" shall be deemed to include all obligations of the types described in the definitions thereof owed to any office of Union Bank of Switzerland.

(b) Lending Value of Collateral. The Customer understands and agrees that the Customer must maintain Collateral in which the Bank has a first priority, perfected security interest having a Lending Value, as defined below, equal to not less than 100% of the principal of, interest on and all other amounts payable in respect of the Obligations outstanding from time to time (including without limitation, Obligations which have not yet matured or are contingent) (the "Required Lending Value"), "Lending Value" shall mean the percentage set forth on Schedule I of the fair market value, as determined by the Bank from time to time, of the relevant class of Collateral (any item not listed to have such Lending Value, if any, as the Bank may fix from time to time), subject, in the case of any security which, under the circumstances, is covered by Regulation U or Regulation X of the Federal Reserve Board, to any maximum margin percentage imposed by such Regulations; provided that, notwithstanding Schedule I, the Bank may change or eliminate the percentage applicable to any class of Collateral at any time without prior notice to the Customer. The Customer agrees immediately to deliver additional Collateral to the Bank to the extent that, at any time, the aggregate Lending Value of the Collateral is less than the Required Lending Value.

(c)  Agreements  and  Representations  Relating  to  Collateral.   The  Customer
represents and agrees that the Customer owns and will at all times own the Collateral free and clear of any lien or other encumbrance other than the security interest created hereby and that the Collateral will not at any time include (i) securities the ownership of which is required to be reported under Rule 13d-1 under the Securities Exchange Act of 1934 or (ii) "restricted securities" as defined in Rule 144 under the Securities Act of 1933 or any other security or other property that is subject to any restriction on the sale, pledge or other disposition thereof under applicable law or under any agreement or instrument to which the Customer is subject. If any portion of the Collateral is held in an account managed on a discretionary basis by the Bank or any other office or affiliate of Union Bank of Switzerland, the Customer (i) acknowledges that the dual role of Union Bank of Switzerland and/or such affiliate as creditor and discretionary manager could give rise to a potential conflict of interest and (ii) consents to the performance by Union Bank of Switzerland and/or such affiliate of that dual role. The Customer will, at the Customer's expense and in such form as the Bank may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Bank may request, in order to create, preserve, perfect or validate the security interest created hereby or to enable the Bank to exercise and enforce its rights hereunder or under applicable law with respect to any of the Collateral.

(d) Margin Stock Representation. Each borrowing by the Customer will be deemed to be a representation by the Customer that none of the proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, except to the extent that the Borrower shall have expressly notified the Bank in writing before such borrowing and the Bank shall have expressly consented thereto.

(e) Setoff. In addition to the Bank's security interest, it shall at all times have a right to set off against the Obligations at or after the time at which they become due, whether at stated maturity, by acceleration, upon demand or otherwise, all collected funds at any time in any account maintained with the Bank by or for the benefit of the Customer or other party obligated for the Obligations, unless such account is clearly denominated in the Bank's records as not being the Customer's or such other party's property, in which case such right of setoff shall apply only to so much thereof as belongs to the Customer or such other party. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.

VII.     General Provisions.

(a) Representations and Warranties. The Customer represents and warrants to the Bank that (i) if it is purportedly a corporation, a limited partnership or a general partnership, it is duly organized, validly existing and in good standing as such under the laws of the jurisdiction of its organization, and has all requisite power and authority to conduct its business as now conducted and to own its properties, (ii) the Customer has full power and authority to enter into this Agreement and the Note and to incur its obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action on the part of the Customer and (iii) this Agreement has been duly executed and delivered by the Customer and constitutes, and (upon execution and delivery thereof) the Note will constitute, a valid and legally binding obligation of the Customer, enforceable against the Customer in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and by general principles of equity. The Customer will be deemed to have made a representation and warranty, on each date on which a Loan is made or a Letter of Credit is issued, that the foregoing representations are true and correct on and as of such date.

(b) Expenses; Indemnity. The Customer shall be liable to the Bank, and shall promptly reimburse it on demand, for all expenses incurred by the Bank as a result of any default or Event of Default hereunder, including reasonable fees and disbursements of counsel and all expenses incurred in collection and in the protection of its rights in respect of the Obligations (including all expenses incurred in connection with any workout or any bankruptcy or similar proceedings relating to the Customer). The Customer shall also reimburse the Bank from time to time at the Bank's request for any out-of-pocket expenses incurred by the Bank in connection with the Collateral and the Bank's security interest therein. The Customer will indemnify the Bank and hold the Bank harmless from and against all liabilities, losses, damages, costs and expenses (including settlement costs and fees and disbursements of counsel) which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding relating to or arising out of this Agreement, any Loan, Letter of Credit or other Obligation or any actual or proposed use of the proceeds of any Loan or other Obligation, except to the extent resulting from the Bank's own bad faith or willful misconduct.

(c) GOVERNING LAW; SUITS; JURY TRIAL. UNLESS OTHERWISE AGREED BY THE PARTIES IN WRITING, ALL THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE CUSTOMER WITH RESPECT HERETO OR UNDER THE NOTE OR ANY OTHER DOCUMENT, AND WITH RESPECT TO ANY OBLIGATION OR OTHER TRANSACTION OR RELATIONSHIP (ALL SUCH DOCUMENTS, OBLIGATIONS, TRANSACTIONS AND RELATIONSHIPS BEING REFERRED TO HEREIN COLLECTIVELY AS THE "RELATIONSHIP") SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE CUSTOMER, THE BANK AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. The Customer hereby submits to the nonexclusive in personam jurisdiction of, and agrees that any action or proceeding related in any way to the Relationship shall, if the Bank so chooses, be brought and enforced in, the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and hereby waives any objection to jurisdiction or venue in any such proceeding commenced in said courts. The Customer hereby waives personal service of any summons, complaint or other process and agrees that any process required to be served on the Customer for purposes of any such proceeding may be served on the Customer, with the same effect as personal service within the State of New York, by certified mail or by courier service providing evidence of delivery addressed to the Customer at the Customer's address for notices as provided in paragraph VII(d) and shall be deemed to have been served when received or delivered at such address. THE CUSTOMER AND THE BANK EACH HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE RELATIONSHIP, OR ANY OTHER CLAIM OR DISPUTE WITH RESPECT HERETO OR THERETO HOWSOEVER ARISING, TO WHICH THE CUSTOMER AND THE BANK ARE PARTIES. If any provision hereof is invalid or unenforceable under applicable law, the other provisions hereof shall remain in full force and effect. All rights and remedies granted to the Bank hereunder, under any other document and under applicable law shall be cumulative and may be exercised by the Bank from time to time.

(d) Waiver; Modification; Notices; Demands. No delay on the part of the Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any rights hereunder, or under any other document or applicable law, and no amendment or modification hereof or thereof, shall be effective unless the same shall be in writing, duly signed on behalf of the party against whom such waiver, if any, shall apply only with respect to the specific instance involved, and, unless otherwise expressly agreed to in writing, shall in no way impair the rights or obligations of any party in any other respect at any other time. Any notice or demand or request shall be in writing and shall be deemed to have been received and shall be effective on the day on which delivered if (a) personally delivered, (b) transmitted by telex, telecopier or telegram, or (c) mailed by certified mail or sent by courier service providing evidence of delivery on the date shown on any receipt or other evidence of delivery or refusal), and notices transmitted as provided in clauses (b) or (c)(i) in the case of the Bank, shall be addressed to the Bank at 299 Park Avenue, New York, New York 10171, or at any other address designated by the Bank for such purpose in a notice given to the notifying party in the manner herein provided, and (ii) in the case of the Customer, shall be addressed to the Customer at the Customer's address set forth below (or if none is set forth, at the Customer's address designated by the Customer for such purpose in a notice given to the Bank in the manner hereinabove provided. The Customer agrees that the Bank may act in connection with any Loan, Letter of Credit or other Obligation upon instructions (whether written or oral, and whether delivered by telephone, electronically or b other means) which the Bank in good faith believes to be from the Customer or a person authorized by the Customer.

(e) Additional Obligors. If this Agreement, the Note or any other document pertaining to any Obligation is signed by more than one person, all signatories shall be jointly and severally liable, and the word "Customer" herein shall be deemed to refer to all such signatories, jointly, and to each individually, as the context may require. If one or more other persons or entities (each a "Guarantor") shall have guaranteed any Obligation, shall have provided collateral security therefor or shall otherwise have incurred any fixed or contingent, direct or indirect liability in respect thereof (or shall be required to do any of the foregoing in accordance with Schedule I hereto or otherwise), then for purposes of paragraphs III(d) and VII(a) hereof (i) the word "Customer" shall be deemed to refer to the Customer named herein and each Guarantor, jointly, and to each individually, as the context may require, and
(ii) as applied to each Guarantor, references to this Agreement and the Note shall be deemed to refer to such guarantee, security agreement or other document or instrument as such Guarantor shall have entered into with or for the benefit of the Bank.

(f) Successors and Assigns. This Agreement shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns; provided that the Customer shall not assign any of its obligations hereunder without the prior, written consent of the Bank. The Bank may assign any of its rights hereunder or under the Note to any other office or affiliate of Union Bank of Switzerland or to any Federal Reserve Bank.

(g) Cooperation; Additional Documentation. The Customer will execute all such other documents, including without limitation any government form under margin regulations, as the Bank may deem necessary or appropriate in connection with any Obligation, and will cooperate with and assist the Bank in protecting and realizing upon the Bank's rights and interests. The Customer will not utilize any credit facility provided by the Bank unless the Customer shall have supplied to the Bank appropriately completed account documents and such other documentation as the Bank may request from time to time.

(h) Power of Attorney. The Customer hereby irrevocably appoints the Bank, and any officer of the Bank designated by the Bank from time to time, with full power of substitution, the Customer's attorney-in-fact with full power and authority in the Customer's name and on the Customer's behalf, in such attorney-in-fact's sole discretion, to exercise all rights and powers of the Customer with respect to the Collateral and any Account and take any action to preserve or realize upon the Bank's security interest, and otherwise to perform any act which the Customer is obligated to perform hereunder.

(i) Other Relationships. This Agreement is intended to supersede any inconsistent provision of any custody agreement, investment management agreement, and other agreements between the Customer and the Bank which do not directly relate to a credit transaction as herein contemplated.

          THE CUSTOMER HEREBY CONFIRMS THAT HE, SHE OR IT HAS READ THE
               FOREGOING PROVISIONS AND THE CUSTOMER AND THE BANK
                  HEREBY AGREE TO BE BOUND BY SUCH PROVISIONS.


Date:  _______________          Name of Customer:__________________________

                                Signature:       __________________________

                                 [Officer Name:  __________________________

                                 Title:          __________________________]


                                Union Bank of Switzerland
                                New York Branch

                                 By:             __________________________

                                 Title:          __________________________


                                 By:             __________________________

                                 Title:          __________________________